EXHIBIT 10.54

Electricity Fee Charging Right and Accounts Receivable

Pledge Agreement

No.: HXZL-ZZ-2019166-001

Party A/Pledgee: Huaxia Financial Leasing Co., Ltd.

Registered address: Room A-413, Financial Center, No. 36 Changhong Road, Kunming Economic and Technological Development Zone, Yunnan Province

Address: 15/F, Tower A, International Enterprise Building, No. 35, Financial Street, Xicheng District, Beijing

Legal representative: Ren Yongguang

Attn: [Tian Jun]

Tel: [010-88091443]

Fax: [010-88093447]

Party B/Pledgor: Xingren County Almaden New Energy Co., Ltd.

Registered address: [3-4, Unit 20, Chengbei Renhe Homeland, Xingren County, Southwest Guizhou Autonomous Prefecture, Guizhou Province]

Contact address: [3-4, Unit 20, Chengbei Renhe Homeland, Xingren County, Southwest Guizhou Autonomous Prefecture, Guizhou Province]

Legal representative: Zhou Feng

Contact: [Zhou Feng]

Contact number: [13636304829]

Fax: [none]

Whereas:

I. Party B entered into the Financial Leasing Contract numbered HXZL-ZZ-2019166 and its schedules, annexes and other related documents (hereinafter referred to as the “Master Contract”) with Party A for the purpose of financing.

II. The Pledgor agrees to pledge the electricity fee charging right and the accounts receivable incurred based thereon of the 30MW agricultural PV plant (hereinafter referred to as the “Project”) located in Luchuying Township, Xingren County, Qianxinan Buyei and Miao Autonomous Prefecture, Guizhou to the Pledgor of this agreement, as a guarantee for its repayment of the debts and performance of other obligations under the Master Contract.

Therefore, the following agreement is reached by and between the two parties through friendly negotiation:

Article 1 Definition

1.1 Master Contract meas the Financial Leasing Contract numbered HXZL-ZZ-2019166 and its schedules, annexes and other related documents concluded between the Pledgee as Party A (Lessor) and the Pledgor as Party B (Lessee).

1.2 Pledge registration procedures mean the pledge registration and publicity procedures, handled for the pledged collateral hereunder, in the accounts receivable pledge registration and publicity system for online registration with the Credit Reference Center of the People’s Bank of China, by the Pledgee mentioned herein in accordance with related regulations.

Article 2 Pledged Collateral and Registration

2.1 Pledged collateral means the electricity fee charging right enjoyed by Party B to the Project because of its conclusion of the Agreement for Grid Connection, Agreement for Scheduling of Grid Connection, Contract for Purchasing & Selling of Electricity and related power supply contracts, as well as their amendments, supplements, changes or renewals made by the two parties thereafter (hereinafter referred to as the “Power Supply Contract”), and all the accounts receivable and related interests incurred by such electricity fee charging right, which the Pledgor regards as its guarantee for all the debts under the Master Contract.

2.2 The Pledgee enjoys the priority of compensation to the pledged collateral. The Pledgee may directly exercise the pledge right hereunder without first exercising other security rights (if any) to the Lessee. The Pledgor agrees that under any circumstances, if the Pledgee fails to exercise or timely exercise any of its rights under any other documents, including but not limited to claims, security interests, and remedy for breach of contract, it shall not be deemed the Pledgee’s indolence in exercising or waiver of rights, not shall it affect its full exercise of the rights hereunder. In the event that the Pledgee waives other mortgage or pledge guarantee as provided by Party B itself under the Master Contract, or changes the order of other mortgage or pledge guarantee as provided by Party B itself under the Master Contract, the Pledgor will not be exempt from any liability for guarantee hereunder or affected in any other aspect.

Article 3 Period of Pledge Guarantee

The period of pledge guarantee hereunder starts from the execution date of this agreement to the date when Party B makes full repayment in a timely manner or the Pledgee realizes the pledge right and is fully repaid, whichever is earlier.

Article 4 Scope of Pledge Guarantee

4.1 The principal claim guaranteed by the pledged collateral includes all the grace period Interest due and payable by Party B under the Master Contract, pre-lease interest due, grace period interest not yet due, pre-lease interest not yet due, rent due, all the rent not yet due, late penalty, commission fee and other payables, the expenses incurred by the Pledgee to realize its claim and right of pledge (including but not limited to legal cost, arbitration fee, preservation fee, announcement fee, evaluation fee, appraisal fee, auction fee, travel expense and attorney’s fee), and all the other payments under the Master Contract which shall be made by Party B according to law. The lease loan principal for finance lease under the Master Contract is RMB 93,000,000.00 (in words: RMB NINETY THREE MILLION YUAN ONLY) and other relevant payables shall be calculated in accordance with the provisions of the Master Contract.

4.2 The Pledgor has fully recognized the interest rate risk. During the period of pledge, the Pledgee shall adjust the level of lease loan interest rate and the method of rent payment based on the Master Contract or the changes of national policy on interest rate. If any debt to be paid by Party B under the Master Contract increases therefor, the additional part shall be included in the scope of the principal claim as mentioned in the preceding paragraph automatically.

4.3 During the period of pledge, where the Pledgor losses the pledged collateral or the accounts receivable are affected due to adjustment in national policies, natural disaster and other force majeure or the reason of the third party, the compensations or damages received by the Pledgor shall be first used to repay the principal claim, and the Pledgee is entitled to demand payment of the shortage separately. In addition, the Pledgee is entitled to request the Pledgor to provide new guarantee recognized by the Pledgee or pay off the secured claims.

Article 5 Pledge Registration of Accounts Receivable

5.1 The pledge registration hereunder shall be handled by the Pledgee. The Pledgee shall go through the pledge registration procedures of the accounts receivable with the Credit Reference Center of the People’s Bank of China in one month after the Pledgor signs the Contract for Purchasing & Selling of Electricity (no later than June 30, 2020). The Pledgor shall sign the Agreement for Pledge Registration of Accounts Receivable with the Pledgee.

5.2 The Pledgor shall give cooperation and assistance in handling the procedures of pledge registration by the Pledgee.

5.3 Where the registered content has any omission and mistake, etc., or it is changed, the Pledgor shall handle the change registration procedures based on the actual circumstance and the situation after change.

5.4 Where the legal name of the Pledgor is changed, the Pledgor shall notify the Pledgee in written form in 10 days from the date of obtaining the formal document and/or certificate, submit the originals and duplicates of the document/certificate after change for inspection by the Pledgee, and handle change registration procedures via the publicity system in 4 months from the date of such change as required by the registration authority. If the pledge registration becomes ineffective due to failure to handle the change registration procedures, the Pledgor is obligatory to enable the pledge hereunder to be re-registered, or provide other means of guarantee accepted by the Pledgee. At the same time, if any losses are incurred to the Pledgee, the Pledgor shall compensate the Pledgee accordingly.

5.5 For the purpose of pledge registration for the accounts receivable with the Credit Reference Center of the People’s Bank of China, the parties hereto agree that the period of the first pledge registration is [15] years; the Pledgee is entitled to continue to apply for extension (if necessary) in 90 days upon expiry of the registration period, until all the debts under the Master Contract are fulfilled. Where the pledge registration becomes ineffective due to any reason, the Pledgor is obligatory to enable the pledge hereunder to be re-registered, or provide other means of guarantee accepted by the Pledgee.

5.6 During the lease term of the Master Contract, upon expiry of the charging period of the pledged collateral, the Pledgor shall handle renewal procedures in advance, and shall deliver the new accounts receivable or right of charge in 10 workings days upon receipt or permission to the Pledgee for handling of pledge registration procedures.

Article 6 Exercise of Pledge Right

6.1 Where Party B to the Master Contract fails to repay the debt due thereunder as agreed (including that the Pledgee declares early termination or expiry of the contract in accordance with the provisions thereof) or violates other provisions thereof, or the Pledgor violates the provisions hereof, or the Pledgor is declared bankrupt, cancelled or dissolved according to law, the Pledgee is entitled to exercise the pledge right by the following methods for the priority of compensation:

6.1.1 Request the bank opening the account for settlement of electric charge under the Contract for Purchasing & Selling of Electricity signed by Party B, to use existing and future funds for repayment of the debt payable under the Master Contract (the Pledgor hereby irrevocably authorizes the Pledgee to exercise the rights mentioned above).

6.1.2 Auction/transfer the pledged collateral according to law:

a) When the Pledgee auctions/transfers the pledged collateral in accordance with this agreement, the Pledgor shall give cooperation without setting up any obstacles, until all the procedures on transfer are completed;

b) The Pledgee has the priority of compensation for the gains from the auction/transfer;

c) The reasonable expense incurred by auction/transfer shall be paid with the gains from the auction/transfer;

d) The gains from the auction/transfer less the expense mentioned above are used to repay all the debts guaranteed to the Pledgee.

6.2 The Pledgee is entitled to file a lawsuit or arbitration according to law so as to exercise the pledge right through the judicial process.

Article 7 Representations and Warranties of the Pledgor

7.1 The Pledgor legally owns the rights under the pledged collateral, which has no dispute on ownership, and has been approved by the decision-making department of the Pledgor to provide guarantee with such rights.

7.2 Except for the pledge set up herein and that disclosed to the Pledgee by the Pledgor prior to execution of this agreement, the pledged collateral hereunder doesn’t set up any other guarantees; the pledged collateral must be undisputed, and the Pledgor needs to provide the Pledgee with the original of the document which proves the Pledgor enjoys the claim or right to earnings.

7.3 The Pledgor has completed the internal authorization procedures necessary to execute this agreement, which are legitimate and effective.

7.4 The right of charge hereunder will not expire prior to the maturity date of the lease term as provided in the Master Contract, and the accounts receivable, if pledged, shall not be transferred without the consent of the Pledgee.

7.5 All the documents and materials provided by the Pledgor to the Pledgee are real, accurate and complete;

7.6 The Pledgor warrants that it has established an effective management organization and improved related management system for the purpose of managing charge of the pledged collateral, and that the work in relation to fund remittance and transfer has been completed.

7.7 During the period of pledge as provided herein, where the pledge needs change registration or pledge registration needs to be rehandled, the Pledgor shall cooperate with the Pledgee in accordance with related provisions.

7.8 During the period of pledge as provided herein, without prior written consent of the Pledgee, the Pledgor shall not set up any other guarantee or encumbrance on the pledged collateral separately.

7.9 When the Pledgee and the Pledgor change the Master Contract by reaching an agreement, the Pledgor undertakes to continue to perform the liability to guarantee unconditionally with the pledged collateral herein to the extent of its obligations under the Master Contract after change. When the Pledgee transfers the claim under the Master Contract to the third party, the Pledgor undertakes to continue to perform the liability to pledge guarantee subject to the provisions of this agreement.

Article 8 Change of the Agreement

During performance of this agreement, neither party may change this agreement without permission. If it needs to be changed, a written agreement shall be concluded between the parties through negotiation.

Article 9 Early Termination of the Master Contract

9.1 During the pledge period as agreed herein, in any one of the following circumstances, the Pledgee is entitled to require the Pledgor to provide or add way of guarantee as accepted by the Pledgee. If the Pledgor fails to do so, the Pledgee is entitled to terminate the Master Contract in advance and perform in accordance with related provisions or exercise in advance in accordance with this agreement the pledge right:

9.1.1 The charging period of the pledged collateral is expired;

9.1.2 The pledged collateral becomes invalid or cannot be realized;

9.1.3 Except for the prior Pledgee already disclosed, the Pledgee finds there is other person with priority claim over the pledged collateral.

Article 10 The Pledgor’s Event of Default and Settlement

10.1 The occurrence of any of the following circumstances shall constitute a breach of contract by the Pledgor:

10.1.1 The Pledgor fails to perform any representation, explanation or warranty made herein, or any notice, authorization, approval, consent, certificate and other documents made by the Pledgor in accordance with this agreement are incorrect or misleading at the time of being made, or proven to be incorrect or misleading, or proven to be invalid or revoked or of no legal effect;

10.1.2 Upon expiry of the pledge registration period, if the Pledgee requires extension of the registration, the Pledgor refuses to cooperate with the Pledgee in handling registration of pledge extension;

10.1.3 Where any of the circumstances mentioned in Article 9.1 hereof occurs;

10.1.4 The Pledgor performs other act which violates the provisions hereof so that this agreement cannot be performed under normal conditions.

10.2 If any of the event of default mentioned in the preceding paragraph occurs, and the Pledgor fails to rectify within the reasonable period as specified by the Pledgee, the Pledgee is entitled to terminate the Master Contract in advance and to dispose of the pledged collateral as agreed herein.

Article 11 Applicable Law and Settlement of Dispute

This agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China. In the event of any dispute arising out of this agreement or its performance, the two parties shall settle it through friendly negotiation; if the negotiation fails, the two parties agree to submit it to the court with jurisdiction of the place where the contract is signed.

Article 12 Communication

12.1 Either party hereto shall send any notice, letter or data message to the address, handler and communication terminal of the other party mentioned on the first page of this agreement. Where either party changes its name, address, contact person or communication terminal, it shall timely notify the other party thereof in written form.

12.2 The letter sent by either party to the other party shall be deemed to have been served on the 10th day of delivery; the fax shall be deemed to have been served when it enters into the other party’s receiving system of data message. If the date of delivery falls on a non-working day, it will be deemed to have been served on the next working day.

Article 13 Notarization and Enforcement

13.1 The Pledgee has the right to notarize this pledge agreement with the notary organ as prescribed by the competent government department. Upon notarization, this pledge agreement shall be enforceable. If the Pledgor fails to perform or fails to properly perform the obligations as stipulated herein, the Pledgee has the right to apply directly to the competent people’s court for enforcement without a litigation, and the Pledgor shall ensure that they actively cooperate in and accept the enforcement of the people’s court without a litigation.

13.2 The Pledgor confirms that it has a complete and clear understanding of the meaning, content, procedures, and effectiveness of the enforcement notarizationthe specified in relevant laws and regulations; upon notarization, this pledge agreement shall become an enforceable debt instrument.

13.3 The scope of debt which the Pledgor undertakes to accept enforcement of the people’s court includes but not limited to pre-lease interest, grace period interest, all the rent, overdue interest, penalty, damages, retention price, various expenses paid by the Lessor for the purpose of realizing the claim (including but not limited to legal cost, arbitration fee, notarial fee, attorney’s fee, travel expense, auction fee and evaluation fee), and other payables hereunder, as well as other obligations of the Lessee under the Master Contract other than the payment or compensation obligations mentioned above.

13.4 Execution object verification and confirmation. The Pledgor agrees that the notary public office shall verify the performance of the debt by any of the following verification methods to determine the execution object: (1) telephone (including SMS) verification, subject to contact number stated in this pledge agreement and reserved in the notary public office; (2) mailing verification, subject to communication address stated in this Contract and reserved in the notary public office; (3) email verification, subject to email address stated in this pledge agreement and reserved in the notary public office. The Lessee undertakes that it will notify the responsible notary of the notary public office in writing if there is any change to the above-mentioned contact number, communication address and email address. Otherwise, the contact information shall be subject to the statement of this Clause, and the Lessee shall bear the liability for failure to notify. The Lessee agrees that under the following circumstances, the notary public office may issue an “Executiion Certificate” according to the unilateral request of the Lessor and supporting materials provided by the Lessor: (1) the notary public office fails to contact the Lesssee using all the above-mentioned contact information; (2) the Lessee raises an objection to the request of the Lessor and supporting materials provided by the Lessor, but fails to provide contrary evidence or sufficient contrary evidence within three working days after receiving the verification notice from the notary public office; (3) the Lessee raises no objection to the request of the Lessor and supporting materials provided by the Lessor.

13.5 The notarial fee and the cost of applying for enforcement shall be borne by the Pledgor.

13.6 This article applies in preference to the terms of this Contract regarding dispute settlement.

Article 14 Other Provisions

14.1 This agreement shall become effective after it has been signed by the legal representatives or authorized representatives of both parties and affixed with their respective official seal. The pledge right shall take effect from completing the pledge registration procedures with the Credit Reference Center of the People’s Bank of China.

14.2 For the matters that are not covered in this agreement, the parties hereto shall settle it through negotiation and sign a supplemental agreement. The supplemental agreement is an integral part of this agreement and has the same legal effect as this agreement.

14.3 This agreement shall be made in six originals, with the Pledgee holding three copies, the Pledgor holding one copy, and the other two copies used for pledge registration, which shall have the same legal effect.

(Signature Page Below)

(Signature Page)

This agreement was signed by the following parties in Xicheng District, Beijing in October 2019:

Party A/Pledgee: Huaxia Financial Leasing Co., Ltd. (seal)

Legal representative

or authorized representative (signature):

Party B/Pledgor: Xingren County Almaden New Energy Co., Ltd. (seal)

Xingren County Almaden New Energy Co., Ltd. (seal)

Legal representative

or authorized representative (signature): Zhou Feng